Securities and Exchange Commission
                      Washington, D.C.  20549

                             FORM 8-K
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 14, 1998
                        (December 31,1997)

                   Commission file number 1-5558


                      Katy Industries, Inc.
     (Exact name of registrant as specified in its charter)
            Delaware                           75-1277589
     (State of Incorporation)        (IRS Employer Identification Number)


     6300 S. Syracuse #300, Englewood, Colorado        80111
      (Address of Principal Executive Offices)       (Zip Code)


 Registrant's telephone number, including area code: (303) 290-9300


(Former name or former address, if changed since last report) Not applicable



                         Item 5.  Other Events

          On January 5, 1998 Katy Industries, Inc. Filed the
       Following Press Release Regarding the December 31, 1997
                 Meeting of the Board of Directors

    January 5, 1998 -- Katy Industries, Inc. (NYSE -- KT) announced today that the Board of Directors has approved a plan to divest certain companies and reorganize its remaining operations into two business lines. The businesses to be divested during 1998 include all of the companies in its Machinery Manufacturing group consisting of Airtronics, Inc., Bach-Simpson, Ltd.,
Diehl Machines, Inc., and Peters Machinery Company. The plan also includes the sale of C.E.G.F. (USA), Inc., Hamilton Precision Metals, Inc., and Katy's interest in Bee Gee Holding Company, Inc. The plan also directs management to explore its options with respect to Savannah Energy System Company, including possible sale thereof.

Effective January 1, 1998, the remaining operating units will be organized into two lines of business - Electrical/Electronics and Maintenance Products. Included in Electrical/Electronics will be Woods corded electrical products and surge suppressers, Thorsen tools, and Waldom and GC electronic connector businesses. In the Maintenance Products line will be Duckback stains, Glit/Microtron abrasives, Gemtex industrial abrasives and Loren/Brillo industrial cleaning products.

John R. Prann, Jr., President and CEO, stated "This decision accelerates Katy's transition into a company comprised of two lines of business which will allow us to devote and focus our operating management time and efforts to developing and growing these businesses. In particular, we will concentrate on continuing the internal growth in these areas by exploiting the synergistic elements of our recent acquisitions with our traditional operations in these lines of business.

Two significant steps have been taken by Katy to strengthen our management and financial resources to facilitate growth in these two lines of business internally and through acquisitions. First, our management focus has been bolstered by the addition of Arthur R. Miller as a full time employee of Katy, holding the positions of Executive Vice President and General Counsel. Art has been a member of our Executive Management team for a number of years as its outside General Counsel and a member of the Board. Second, our financial resources have been strengthened by our new $80 million credit facility, and will be further enhanced from the proceeds of the divested companies. Our cash position is currently in excess of $20 million.

I believe this decision will further evolve Katy into a company which is more easily understood and analyzed by the investment community and will help us realize our ultimate goal of enhancing shareholder value".

Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronics and Maintenance Products.


                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Katy Industries, Inc.
                                         (Registrant)


Date: January 14, 1998                    By: /s/ John R. Prann, Jr.
                                               John R. Prann, Jr.
                                               Chief Executive Officer